UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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GoHealth, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GoHealth, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
June 17, 2026
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)

GOHEALTH, INC.
222 West Merchandise
Mart Plaza
Suite 1750
Chicago, Illinois 60654
April 30, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of GoHealth, Inc. at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), on Wednesday, June 17, 2026. The Annual Meeting will be a completely virtual meeting conducted via live webcast. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, you must go to www.virtualshareholdermeeting.com/GOCO2026 and enter the 16-digit control number found in your proxy materials.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented and voted on at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 43 of the Proxy Statement for more information about how to attend the Annual Meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Clinton P. Jones	Brandon M. Cruz
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

i

GOHEALTH, INC.
222 West Merchandise Mart Plaza
Suite 1750
Chicago, Illinois 60654
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 17, 2026
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.com/GOCO2026
Items of Business:
1.
To elect Clinton P. Jones, Bao Truong, and William L. Transier as Class III Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”); and
4.	To transact such other business as may properly come before the meeting.
Record Date: Only stockholders of record at the close of business on April 22, 2026 will be entitled to receive notice and to vote at the meeting.
Your vote is important to us. Please execute your proxy promptly.

By Order of the Board of Directors,

Brad Burd
Chief Legal Officer and Corporate Secretary
April 30, 2026

ii

GOHEALTH, INC.
222 West Merchandise Mart Plaza
Suite 1750
Chicago, Illinois 60654
PROXY STATEMENT INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GoHealth, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 17, 2026 (the “Annual Meeting”), at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), and at any continuation, postponement, or adjournment thereof. The Annual Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOCO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, subject to the GoHealth Holdings, LLC Agreement, comprised of shares of our Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), Class A common stock, $0.0001 par value per share, and our Class B common stock, $0.0001 par value per share (together, our “common stock”), as of the close of business on April 22, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 50,000 shares of Series A Preferred Stock, 16,686,419 shares of Class A common stock and 12,616,074 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Holders of the Series A Preferred Stock vote as a single class with the holders of Class A common stock (and any other classes as applicable) based upon the number of Class A common stock shares that would be granted upon conversion as of the Record Date and subject to the voting cap noted below. As of the Record Date, the Series A Preferred Stock were convertible into 6,229,608 shares of Class A common stock; however, the voting interests of the two holders of Series A Preferred Stock is capped at 9.99% and 4.999% pursuant to the Certificate of Designation. Each share of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 30, 2026 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 17, 2026
This Proxy Statement and our 2025 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Clinton P. Jones, Bao Truong, and William L. Transier as Class III Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	To cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”); and
•	To transact such other business as may properly come before the meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or via the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Clinton P. Jones, Bao Truong, and William L. Transier;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have nine (9) directors on our Board. The Board has nominated three (3) Class III Directors, Clinton P. Jones, Bao Truong, and William L. Transier, to be elected to the Board at the Annual Meeting. If elected by our stockholders, each nominee will serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2029. Each director will hold office until such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three (3) classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the 2027 Annual Meeting; Class II, whose term will expire at the 2028 Annual Meeting; and Class III, whose term will expire at the 2026 Annual Meeting and whose subsequent term will expire at the 2029 Annual Meeting. The current Class I Directors are Timothy R. Pohl, David Fisher and Vijay Kotte; the current Class II Directors are Brandon M. Cruz, Alan J. Carr and Mark Weinsten; and the current Class III Directors are Clinton P. Jones, Bao Truong, and William L. Transier.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three (3) classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
In connection with the IPO of our Class A common stock in July 2020, we entered into a Stockholders Agreement between the Company and certain stockholders of the Company, including Centerbridge and NVX Holdings (the “Stockholders Agreement”). As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Agreement, we expect that the parties to the Agreement acting in conjunction will control the election of directors at GoHealth. For more information, see “Corporate Governance-Stockholders Agreement.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class III Directors of the persons whose names and biographies appear below. In the event that any of Mr. Jones, Mr. Truong, and Mr. Transier should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Jones, Mr. Truong, or Mr. Transier will be unable to serve if elected. Each of Mr. Jones, Mr. Truong, and Mr. Transier has consented to being named in this Proxy Statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the below Class III Director nominees.
Nominees For Class III Directors (terms to expire at the 2029 Annual Meeting)

Name	Age	Position with GoHealth
Clinton P. Jones	48	Co-Chairman of the Board of Directors
Bao Truong	52	Director
William L. Transier	71	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:
Clinton P. Jones
Clinton P. Jones is the Co-Founder of GoHealth, Inc. and Co-Chairman of GoHealth, Inc.’s Board of Directors. He served as GoHealth, Inc.’s Chief Executive Officer from GoHealth, Inc.’s founding in 2001 until 2022. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding in 2001. He has also served as a member of GoHealth Holdings, LLC’s board of managers since 2019. He also serves as a member of the board of directors of Bridge Legal, a legal software provider, Bridge Ventures, a venture capital firm, and Rezilient Health, a private healthcare company. Prior to founding GoHealth, Inc., Mr. Jones served as Intranet Market Manager for Holt Value, a former division of Credit Suisse Group AG. Mr. Jones holds B.S. degrees in both Marketing and Management Information Systems from Miami University. We believe Mr. Jones is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our Co-Founder and Chief Executive Officer.
Bao Truong
Bao Truong has served as a member of GoHealth, Inc.’s Board of Directors since his appointment on August 19, 2025. Mr. Truong joined Centerbridge Partners, L.P., a multi-strategy private investment firm, in 2010 and currently serves as a partner and senior managing director where he oversees investments in a range of sectors across the firm’s private equity and credit business. Mr. Truong currently serves on the board of directors of SpeedCast International Ltd., a satellite services provider, since 2021, and SoulFood Group, a food and beverage business, since 2025. Mr. Truong previously served on the board of directors of the following publicly traded companies: Boart Longyear Limited, a mineral exploration company, from 2021 to 2024, and Genco Shipping & Trading Ltd., a drybulk shipping company, from 2014 to 2022. Mr. Truong previously served on the board of directors of the following privately-held companies: Seitel Inc., a petroleum exploration company; TriMark Corporation USA, a foodservice design, equipment, and supply provider; Penhall Holding Company, a provider of concrete cutting, scanning, and removal services; Bluestream Group Inc., a consulting firm; and IPC Systems Inc., a provider of voice communication systems for financial companies. He also previously served as a trustee for Trevor Day School. Mr. Truong holds a B.S. in Engineering from University of Pennsylvania and a B.S. in Economics from the University of Pennsylvania Wharton School, in addition to an M.B.A. from Harvard Business School. We believe Mr. Truong is qualified to serve on GoHealth, Inc.’s Board of Directors due to his broad financial expertise and extensive leadership and strategic transformation experience.
William L. Transier
William L. Transier has served as a member of GoHealth, Inc.’s Board of Directors since his appointment on August 6, 2025. He is the founder and Chief Executive Officer of Transier Advisors, LLC since 2015, an independent advisory firm providing services for a broad range of operational, transformation, turnaround or restructuring situations for both public and private companies. He currently serves on the board of directors of Helix Energy Solutions Group, Inc., an international offshore energy services company, since 2000, and previously served on the board of directors of the following publicly traded companies: Tupperware Brands Corporation, a home product and food storage producer, from 2024 to 2025; Express, Inc., a fashion retailer, during 2024; Enjoy Technology, Inc., a retail and supply chain management software provider, from 2022 to 2023; M3-Brigade Acquisition III Corp., a special purpose acquisition company, from 2022 to 2023; Westinghouse Electric Company, a nuclear technology supplier, from 2017 to 2023; and Battalion Oil

Corporation, an energy acquisition, production, exploration, and development company, from 2019 to 2021. He also previously served on the board of Altera Infrastructure, a privately held global energy infrastructure services group. Mr. Transier holds a B.B.A in Accounting from the University of Texas at Austin, an M.B.A. from Regis University, and an M.A. in Theological Studies from Dallas Baptist University. We believe Mr. Transier is qualified to serve on GoHealth, Inc.’s Board of Directors and as Chair of the Nominating and Governance Committee due to his financial expertise and his extensive executive management and board leadership experience.
Continuing members of the Board of Directors:
Class I Directors (terms to expire at the 2027 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Position with GoHealth
Timothy R. Pohl	59	Director
David Fisher	57	Director
Vijay Kotte	48	Director and Chief Executive Officer

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Timothy R. Pohl
Timothy R. Pohl has served as a member of GoHealth, Inc.’s Board of Directors since his appointment on August 6, 2025. He is the founder of TRP Advisors, LLC where he advises companies, financial institutions, and private equity firms on acquisition opportunities, portfolio challenges, and distressed situations. Since May of 2025, he has served as an independent trustee of Office Properties Income Trust, a national REIT focusing on owning and leasing office properties, and a board member of TPI Composites, Inc., a manufacturer of composite wind blades for the wind energy market. He previously served as a director of Mondee Holdings, Inc., a publicly traded air travel ticket consolidator, from November 2024 to May 2025. He has extensive experience serving as an independent director for privately-held entities, including on the boards of Libbey, Inc., a glass production company; Foresea Holding SA (f/k/a Ocyan), a deep water drilling operator; OSG Services, Inc., a customer communication and engagement solutions provider; Omnicare, LLC, a pharmacy services and clinical care solutions provider; GT USA Wilmington, LLC (The Port of Wilmington), an independent marine terminal operator and logistics company; Apex Tool Group, LLC, a fastener drive tool manufacturer; ArcServe, LLC, a data protection provider; BYJU’s Alpha, Inc., an education technology company; Coronis Healthcare, Inc., a medical billing services company; Circulus, LLC, an AP automation information technology company; Exactech, Inc., a medical device producer; Midwest Fiber Holdings, LP (Everstream), a fiber-based communication networks company; Foundations Partners Group, LLC, an end-of-life product and services company; Motivational Holdings, LLC, Hardinge, Inc., a multi-national tool builder; Khoros, LLC, a customer engagement software provider; Quest Software, Inc., an AI data management, governance, and cybersecurity provider; Rite Aid Corp., a healthcare services company; Silo Technologies, Inc., a cloud-based ERP provider; Sirva, Inc., a moving services company; SMI Group, Inc., an IT consulting company; Sonrava Health, Inc., a health and wellness company; Gladieux Metals Recycling, LLC, a metal production and recycling company; Whitaker Clark & Daniels, Inc. (Brilliant National Services), an industrial chemical processor and distributor; Genesis Healthcare, Inc., a short-term post-acute, rehabilitation, skilled nursing, and long-term care provider; Voyager Digital, LLC, a cryptocurrency brokerage; Bittrex, Inc., a cryptocurrency exchange; Rockport Shoes, a footwear company; Forma Brands (f/k/a Morphe Cosmetics), a cosmetics company; Hair Cuttery, LLC, a salon operator; GA Foods, LLC, a meal delivery service; Wahoo Fitness, Inc., a fitness technology company; K&N Engineering, Inc., a manufacturer for vehicular air systems; Dunn Paper Holdings, Inc., a paper products manufacturer and supplier; Petrochoice Holdings, Inc., an oil and gas lubricant producer and distributor; Genera Energy, Inc., a sustainable packaging and bioproducts company; Unical Aviation, Inc., an aircraft parts supplier; Steak n Shake Company, a fast food chain; Hawkwood Energy LLC, an energy exploration and production company; Delonex Energy Limited, an energy exploration and production company; CorePower Yoga, LLC, a yoga studio chain; and Qapital, Inc., a personal finance mobile application provider. Earlier in his career, he served as a managing director of the restructuring and capital solutions group at Lazard, Freres & Co. LLC, and co-head of the global corporate restructuring practice at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Pohl holds a B.A. in Political

Science from Amherst College and a Juris Doctor from the University of Chicago Law School. We believe Mr. Pohl is qualified to serve on GoHealth, Inc.’s Board of Directors due to his combination of financial and legal expertise, and his extensive board leadership experience.
David Fisher
David Fisher has served as a member of GoHealth, Inc.’s Board of Directors since 2022. Since October 2014, Mr. Fisher has served as chairman of the board of directors of Enova International, Inc. (NYSE: ENVA) (“Enova”), a leading technology and analytics company focused on online financial services, where he became executive chairmen in January 2026. He previously served as the Chief Executive Officer of Enova from 2013 to 2025. Prior to joining Enova, Mr. Fisher served as the Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), an online financial broker, during which time he spearheaded the company’s sale to Charles Schwab Corporation. Mr. Fisher also served as optionsXpress Holdings, Inc.’s President and Chief Financial Officer. Before joining optionsXpress, he held Chief Financial Officer positions at Potbelly Sandwich Works, a restaurant chain, and Prism Financial Corporation, a financial services firm. Mr. Fisher also currently serves as a director of the following privately held companies: FRISS fraudebestrjiding B.V., a global provider of fraud and risk solutions for property and casualty insurers; Validus Risk Management Limited, a financial market risk advisory firm; and, ProfitSolv Purchaser, Inc., a software provider for professional services firms. He formerly served as a director of the following publicly traded companies: Fathom Digital Manufacturing Corp. (NYSE: FATH), a provider of dynamic advanced manufacturing services, from 2021 to 2024, GrubHub Inc., a leading online and mobile food-ordering company, from 2012 to 2021, Just Eat Takeaway.com, an online food ordering and delivery company, from 2021 to 2022 and Innerworkings, Inc., a global print management firm, from 2012 to 2019. Mr. Fisher holds a B.S. in Finance with high honors from the University of Illinois at Urbana-Champaign and a Juris Doctor, Magna Cum Laude, from the Northwestern University School of Law. Mr. Fisher’s extensive business and leadership experience with large companies, along with his vast knowledge and experience in financial matters, make him well qualified to serve as a director and as Chair of the Audit Committee.
Vijay Kotte
Vijay Kotte joined GoHealth, Inc. as Chief Executive Officer in 2022. Mr. Kotte brings more than two decades of experience developing and transforming innovative healthcare models and Medicare-focused platforms at public and private ventures. Prior to GoHealth, Mr. Kotte served as Chief Solutions Officer and Executive Vice President, Strategy and Corporate Development at R1 RCM Inc. (“R1”) (Nasdaq: RCM), a healthcare revenue cycle management company, from 2019 to 2022. In this role, he was responsible for R1’s physician-focused operations, including growth, product development, and strategic initiatives. Prior to R1, Mr. Kotte was the Chief Value Officer for DaVita Medical Group, one of the nation’s leading independent medical groups that operates medical clinics providing primary and specialist care and, prior to that, Mr. Kotte served in various financial and operational roles with various entities in the healthcare industry. He also currently serves on the board of directors of K4 Capital Group, a family business, and MyCare Medical, a primary care group that specializes in caring for older adults and seniors. Mr. Kotte holds a B.B.A with a focus on Finance and Organizational Management from Emory University and an M.B.A. from the Kellogg School of Management, Northwestern University. Mr. Kotte’s experience in innovative healthcare models, public company financial operations, strategy and leadership make him well qualified to serve as a director of GoHealth, Inc.
Class II Directors (terms to expire at the 2028 Annual Meeting)
The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Position with GoHealth
Brandon M. Cruz	48	Co-Chairman of the Board of Directors
Alan J. Carr	56	Director
Mark Weinsten	62	Director

The principal occupations and business experience of each Class II Director nominee for election at the Annual Meeting are as follows:
Brandon M. Cruz
Brandon M. Cruz is the Co-Founder of GoHealth, Inc. and Co-Chairman of GoHealth, Inc.’s Board of Directors. He served as GoHealth, Inc.’s Chief Strategy Officer and Special Advisor to the Executive Team from 2020 to 2022. Prior to this role, he served as President of GoHealth, Inc. since its founding in 2001 until 2020. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding. He has also served as a member of GoHealth Holdings, LLC’s board of managers since 2019. He currently serves on the board of directors of HealthJoy, LLC, a private health tech company, and on the board of directors of EV3 Global LLC, a private technology company. He previously served on the boards of Homecare Holdings, Young President’s Organization, and Imerman Angels. Mr. Cruz holds a B.S. in Management Information Systems from Miami University and is a member of the Miami University Business Advisory Council. We believe Mr. Cruz is qualified to serve on GoHealth, Inc.’s Board of Directors and as Chair of the Compensation Committee due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Strategy Officer and Special Advisor to the Executive Team.
Alan J. Carr
Alan J. Carr has served as a member of GoHealth, Inc.’s Board of Directors since his appointment on August 6, 2025. Mr. Carr is the Managing Member and Chief Executive Officer of Drivetrain, LLC, an independent fiduciary services firm, which he co-founded in 2013. He has been a distressed investing and transformation professional, with over 30 years of experience in principal investing, advisory mandates, and board of directors’ service, including complex financial restructurings and reorganizations in the U.S. and Europe. Mr. Carr has served on over 100 boards of directors in jurisdictions around the globe and across almost all industries. Mr. Carr currently serves as a director for Unit Corporation, an energy exploration and production company, since 2020, and NewLake Capital Partners, a real estate investment trust, since 2018. Public companies for which Mr. Carr no longer serves as director but on which he served as a director in the last five (5) years include: Basic Energy Services, Inc., a wellsite services provider to the oil and gas production industry, during 2021; Sears Holdings Corporation, a retail chain operator, from 2018 to 2022; Enjoy Technology, Inc., a retail supply chain management software provider, during 2022; QualTek Services Inc., a construction and repair service provider for the cellular and power industry, during 2023; Virgin Holdings, Inc., a satellite launch company, during 2023; Cazoo Group Ltd., an online used car sales company, from 2023 to 2024; and, M3-Brigade Acquisition III Corp., a special purpose acquisition company, from 2022 to 2023. He has also served on the boards of countless private companies. From 2003 to 2013, Mr. Carr was Managing Director at Strategic Value Partners, a global investment firm focused on special situations and private equity opportunities. Mr. Carr started his career at Skadden, Arps, Slate, Meagher & Flom LLC and Ravin, Sarasohn, Baumgarten, Fisch & Rosen in complex corporate advisory roles. He holds a B.A. in Economics and Sociology from Brandeis University and a J.D. from Tulane University. We believe Mr. Carr is qualified to serve on GoHealth, Inc.’s Board of Directors and as Chair of the Transformation Committee due to his extensive experience in executive leadership, complex financial restructuring, transformation, financial analysis, corporate governance, and legal matters.
Mark Weinsten
Mark Weinsten has served as a member of GoHealth, Inc.’s Board of Directors since his appointment on August 19, 2025. Mr. Weinsten currently serves as a Managing Director at BRG Corporate Finance where, among other services, he develops business plans and restructuring strategies; evaluates and negotiates strategic transactions; and implements revenue and liquidity improvement programs. He currently serves on the board of Carnegie Mellon Athletics, and previously served on the boards of the University of Pennsylvania Wharton School, and Sundance. Mr. Weinsten has over thirty years of experience providing a comprehensive array of services to boards of directors, equity sponsors, debt holders and management of distressed, underperforming and transitioning companies. Mr. Weinsten earned a B.S. in Managerial Economics from Carnegie Mellon University and an M.B.A. from the University of Pennsylvania Wharton School. We believe Mr. Weinsten is qualified to serve on GoHealth, Inc.’s Board of Directors due to his broad financial knowledge and extensive leadership and advisory experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2026 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
The Audit Committee and the Board of Directors unanimously recommend a vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and pursuant to applicable U.S. Securities and Exchange Commission (“SEC”) regulations.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
David Fisher (Chair)
William L. Transier
Alan J. Carr

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and other services:

Fee Category	2025	2024
Audit Fee	$3,824,769	$3,113,185
Audit-Related Fee	—	—
Tax Fee	$139,985	$176,758
All Other Fees	$—	$—
Total Fees	$3,964,754	$3,289,943

Audit Fees
Audit fees consist of all professional services rendered in connection with (a) the audit of our annual consolidated financial statements, (b) the reviews of our quarterly consolidated financial statements, and (c) consents and review of other documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of professional services rendered in connection with the audit of our 401(k) retirement plan.
Tax Fees
Tax fees consist of tax compliance preparation services.
All Other Fees
All other fees consist of services not captured in the audit or audit-related categories.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre- approved services from time to time, based on subsequent determinations.

Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders an opportunity to cast an advisory vote to approve of the compensation of our “named executive officers” (or “NEOs”), as disclosed in this Proxy Statement.
As described in detail under the heading “Executive Compensation” in this Proxy Statement, our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to stockholders; reward high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the compensation tables and the related narrative disclosure contained in this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2025 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this Proxy Statement. Accordingly, our Board of Directors recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”
Advisory Vote
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs. The Board has decided to include a say-on-pay vote in our proxy statement on an annual basis, and the next such vote will be held at the 2027 Annual Meeting of Stockholders. The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 1, 2025:

Name	Age	Position
Vijay Kotte(1)	48	Chief Executive Officer
Brendan Shanahan(2)	64	Chief Financial Officer
Michael Hargis(3)	54	Chief Operating Officer
Brad Burd(4)	48	Chief Legal Officer and Corporate Secretary

(1)	See biography on page 6 of this Proxy Statement.
(2)
Brendan Shanahan has served as GoHealth’s Chief Financial Officer since October 14, 2024. Mr. Shanahan has over thirty years of financial leadership experience and over twenty years of expertise in the Medicare Advance industry. Prior to joining GoHealth, Mr. Shanahan served from March 2022 to February 2024 as Chief Financial Officer of UpStream Care Company, a primary care services and technology company. From July 2015 to June 2021, he served as Executive Vice President and Chief Financial Officer of Cedar Gate Technologies, a care performance management company. Mr. Shanahan currently serves on the Executive Advisory Board of Guidehealth, an advanced technology-driven health services platform that partners with health systems and clinical networks to bring scale and predictable performance to value-based care. Mr. Shanahan holds an MBA in Banking and Finance from Hofstra University and a Bachelor of Science in Business Administrative from The Citadel. He is also a Certified Public Accountant (inactive) and a Chartered Global Management Accountant.

(3)
Michael Hargis joined GoHealth in 2022 as Chief Customer Experience Officer and began his role as Chief Operating Officer in July 2023. As Chief Operating Officer, Mr. Hargis leads our efforts to deliver a best-in-class customer experience across enterprise and Medicare sales, telecare, member retention, product, compliance, and business operations. Before GoHealth, Mr. Hargis served as Chief Experience Officer at The Key, the nation’s leading senior memory and specialized care provider from 2019 to 2021. Additionally, he was the Senior Vice President of Global Customer Success and Inside Sales at NortonLifeLock from 2017 to 2019, with over 50 million worldwide members and revenue of over $2.5 billion. Hargis joined NortonLifelock after serving as Senior Vice President of Member Services, Consumer Sales and Business Operations at LifeLock. Mr. Hargis has a track record of leading teams that improve the efficiency and effectiveness of complex global sales, operations, and customer success organizations. He started his career at GE Capital Financial Services and CareerBuilder and earned his MBA from Northwestern University, Kellogg School of Management, and BBA from Thomas More University.

(4)
Brad Burd brings more than a decade of accomplishments as a leader at GoHealth to his role as Chief Legal Officer and Corporate Secretary. In this role as Chief Legal Officer and Corporate Secretary, which he began in February 2024, Mr. Burd oversees the Company’s legal affairs, including compliance, government relations, commercial, and corporate governance matters. Mr. Burd has been with GoHealth since 2011, serving as General Counsel from 2011 to February 2024, during which he directed the legal department through the Company’s different phases, including the IPO in 2020. Mr. Burd further served as the Company’s Interim Corporate Secretary from 2019 until July 2020. His extensive experience in the healthcare industry and as an in-house leader has earned him many recognitions, and at GoHealth, he has long been valued as a trusted advisor to the management team and Board of Directors. Mr. Burd currently also serves as the President of the Alliance of Licensed Medicare Insurance Agencies (ALMIA), a nonprofit organization whose purpose is to protect Medicare beneficiaries by ensuring access to licensed insurance agents and to further the education and improvement of its members by promoting best practices. Prior to joining GoHealth, Brad worked in the Chicago office of two national law firms and formally represented GoHealth as outside counsel. Brad graduated with a bachelor’s degree in finance from Miami University in Oxford, Ohio. He later attended the University of Cincinnati College of Law, where he earned his Juris Doctor degree.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under the “Documents & Charters” heading on our investor relations section of our corporate website located at investors.gohealth.com, or by writing to our Corporate Secretary at our offices at 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
Board Composition
Our Board of Directors currently consists of nine (9) members: Alan J. Carr, Brandon M. Cruz, David Fisher, Clinton P. Jones, Vijay Kotte, Timothy R. Pohl, William L. Transier, Bao Truong, and Mark Weinsten.
Alexander E. Timm, a Class I Director, Alan Wheatley, a Class II Director, and Dr. Karoline Hilu, a Class III Director, resigned effective August 6, 2025. The Board appointed Timothy R. Pohl, a Class I Director, Alan J. Carr, a Class II Director, and William L. Transier, a Class III Director, to fill the vacancies arising from the resignations of Mr. Timm, Mr. Wheatley, and Dr. Hilu, respectively, on August 6, 2025.
Abhiraj R. Modi, a Class II Director, and Jeremy W. Gelber, a Class III Director, resigned effective August 19, 2025. The Board appointed Mark Weinsten as a Class II Director, and Bao Truong as a Class III Director, to fill the vacancies arising from the resignations of Mr. Modi and Mr. Gelber, respectively, on August 19, 2025.
The Board has nominated three (3) Class II Directors, Clinton P. Jones, Bao Truong, and William L. Transier, to be elected to the Board at the Annual Meeting. If elected by our stockholders, each nominee will serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2029. Each director will hold office until such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
The Board recognizes the value of a wide array of individual characteristics, perspectives and experience, as it may lead to a more effective decision-making process.
Stockholders Agreement
On July 15, 2020, we entered into the Stockholders Agreement with Centerbridge and NVX Holdings, pursuant to which each party thereto agreed to vote, or cause to be voted, all of their outstanding shares of our Class A common stock and Class B common stock at any annual meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, Centerbridge-Designated Independent Directors, Founders Directors, and Founders-Designated Independent Directors (each as defined below). The Stockholders Agreement provides Centerbridge and NVX Holdings with certain board designation rights for so long as they maintain a certain percentage of ownership of our outstanding Class A common stock.
Pursuant to the Stockholders Agreement, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being two directors, or the “Centerbridge Directors,” who are Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock. If at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock, Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director on the Board. In addition, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being two individuals who satisfy the independence requirements specified in the Stockholders Agreement, or the “Centerbridge-Designated Independent Directors,” for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, Centerbridge will have the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being one Centerbridge-Designated Independent Director on the Board.
Pursuant to the Stockholders Agreement, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being two directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock. If at any time NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being one Founder Director. In addition, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director.
Super Priority Term Loan Credit Agreement
On August 6, 2025, the Company and certain of its subsidiaries, including Norvax, LLC, entered into a Superpriority Senior Secured Credit Agreement (“Priming Credit Agreement”) with Blizzard Midco, LLC, the lenders party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent. As a condition to the lenders’ entry into the Priming Credit Agreement, and pursuant to the terms thereof, the Board appointed three (3) new directors and three (3) existing directors resigned and departed the Board, in each case, effective August 6, 2025. The three (3) new directors appointed to the Board pursuant to the Priming Credit Agreement were Mr. Pohl, Mr. Carr, and Mr. Transier. The three (3) directors who resigned and departed the Board pursuant to the Priming Credit Agreement were Dr. Hilu, Mr. Timm, and Mr. Wheatley.
Pursuant to the Priming Credit Agreement, the Board established a committee of the Board called the “Transformation Committee” which has the exclusive power and authority to review, formulate and negotiate, and recommend to the Board for approval, various strategic alternatives, including, among others, refinancings, securitizations, mergers, acquisitions or restructurings. The Transformation Committee will also work together with the Compensation Committee of the Board to review and recommend to the Board, as necessary, any future employee incentive plans designed to retain employees and certain other compensation arrangements.
Each of the new directors, Mr. Pohl, Mr. Carr, and Mr. Transier, were appointed to the newly established Transformation Committee, along with Centerbridge Director Jeremy W. Gelber. Upon Mr. Gelber’s resignation on August 19, 2025, the newly appointed Centerbridge Director, Mr. Truong, was appointed to the Transformation Committee.
Pursuant to the Priming Credit Agreement, the parties agreed that the Company will cause the Board to re-nominate Mr. Pohl, Mr. Carr, and Mr. Transier to their respective seats over the course of the next four (4) years as the applicable elections arise. The parties further agreed that on August 6, 2029, the Transformation Committee may be disbanded and any remaining directors appointed under the Priming Credit Agreement shall tender their resignation.
Controlled Company Exemptions
NVX Holdings, Inc., a Delaware corporation, and Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control together have more than 50% of the combined voting power of our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the listing requirements of The Nasdaq Global Market (“Nasdaq”) and have elected not to comply with certain corporate governance standards, including that: (1) we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (2) we have a Compensation Committee that is composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. For so long as we remain a “controlled company,” we may continue to avail ourselves of the exemptions available to “controlled companies.” If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
David Fisher, Alan J. Carr, William L. Transier, Bao Truong, Mark Weinsten and Timothy R. Pohl each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three (3) years, one (1) of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Truong is affiliated with certain of our significant stockholders. Clinton P. Jones and Brandon Cruz are not independent as a result of the RPT Leases, as defined and more fully described in the Related Party Agreements section below. Vijay Kotte is not independent as he currently serves as the Company’s Chief Executive Officer. In addition, Jeremy Gelber, Dr. Karoline Hilu, Abhiraj R. Modi, Alexander E. Timm, and Alan Wheatley, each of whom served on the Board of Directors for part of the 2025 fiscal year, each qualified as “independent” under Nasdaq requirements and were deemed independent by our Board of Directors. There are no family relationships among any of our executive officers or directors.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Under the Stockholders Agreement, the directors designated for election to the applicable classes of the Board are: (i) Mr. Weinsten and Mr. Truong, by Centerbridge; and, (ii) Mr. Cruz, Mr. Jones, and Mr. Fisher by NVX Holdings. Under the Priming Credit Agreement, the directors agreed upon for election to the applicable classes of the Board are Mr. Pohl, Mr. Carr, and Mr. Transier.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment using its broad range of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, GoHealth, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Co-Chairmen of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Corporate Secretary, GoHealth, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separate, with Clinton Jones and Brandon Cruz serving as Co-Chairmen of the Board and Vijay Kotte serving as Chief Executive Officer. The current separation allows Mr. Kotte to focus his time and energy on operating and managing the Company and allows him to leverage the valuable experience of Mr. Jones and Mr. Cruz and their perspectives as Co-Chairmen.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairperson or Co-Chairmen of the Board are also members of management or are directors that do not otherwise qualify as independent directors, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson or Co-Chairmen are not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairperson or Co-Chairmen of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. Because our Co-Chairmen of the Board are not independent, the independent directors elected Alan J. Carr as our lead independent director. The Board typically holds executive sessions at least four (4) times per year, which occur on the dates of regular Board meetings. A portion of each executive session is held without the presence of GoHealth’s Chief Executive Officer and Director, Mr. Kotte.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Both the Audit Committee and the Nominating and Corporate Governance Committee provide oversight of certain risks associated with environmental and social matters. The Audit Committee provides oversight of the Company’s compliance and corporate environmental, health and safety functions. The Nominating and Corporate Governance Committee oversees the Company’s corporate social responsibility efforts and progress. The Transformation Committee provides oversight of risks associated with current and future liquidity and compliance with the Company’s debt covenants.
As part of the oversight of material emerging risks, GoHealth’s Chief Technology Officer and Senior Director of IT Compliance and Information Security advises the Board and/or delegated committees on cybersecurity considerations and strategies. The Board reviews the Company’s development and use of artificial intelligence and the implications of such development and use. The Board is kept apprised of artificial intelligence matters through periodic reports from the Chief Technology Officer and his team.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investors.gohealth.com, in the “Governance” section under the “Documents & Charters” heading. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, governing the purchase, sale, and/or other dispositions of our securities by our officers, employees, and directors that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. The policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the Company also does not trade in company securities in violation of applicable securities laws or applicable Nasdaq listing standards. A copy of our Insider Trading Compliance Policy is filed with our 2025 Annual Report on Form 10-K as Exhibit 19.1.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Corporate Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Corporate Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. The most recent evaluation and reporting processes were conducted by a third party law firm.
Attendance by Members of the Board of Directors at Meetings
There were twenty-nine (29) meetings of the Board of Directors during the fiscal year ended December 31, 2025. Each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.gohealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson or Co-Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All then-serving directors attended the 2025 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established three (3) standing committees – Audit, Compensation and Nominating and Corporate Governance – each of which operates under a written charter that has been approved by our Board. Each charter is available on our investor relations website, investors.gohealth.com.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Transformation
Brandon M. Cruz		Chairperson
David Fisher	Chairperson	X
Bao Truong		X	X	X
Alan J. Carr	X			Chairperson
Clinton P. Jones			X
William L. Transier	X		Chairperson	X
Timothy R. Pohl				X

Audit Committee
Our Audit Committee’s responsibilities include:
•	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing our policies on risk assessment and risk management;
•	reviewing, and if appropriate, approving related person transactions;
•	establishing procedures for the confidential and anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters; and
•	preparing the audit committee report required by SEC rules (which is included on page 9 of this Proxy Statement).
The Audit Committee charter is available on our investor relations website at investors.gohealth.com. The members of the Audit Committee are David Fisher, Alan J. Carr and William L. Transier, with Mr. Fisher serving as the Chairperson. Our Board has affirmatively determined that each of Mr. Fisher, Mr. Carr and Mr. Transier is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors, along with assistance from outside counsel, determined that each of Mr. Fisher, Mr. Carr, and Mr. Transier qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met seven (7) times in 2025.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee’s responsibilities include:
•	reviewing and recommending for approval by the Board, the compensation of our Chief Executive Officer, and reviewing and approving the compensation of our other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required by SEC rules; and
•	preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.gohealth.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee has retained Pearl Meyer and Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to advise the Compensation Committee regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The members of our Compensation Committee are Brandon M. Cruz, Bao Truong and David Fisher. Mr. Cruz serves as the Chairperson of the Compensation Committee.
The Compensation Committee met one (1) time in 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become board members;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•	developing and recommending to the Board of Directors corporate governance guidelines; and
•	overseeing an annual evaluation of the Board of Directors.
The Nominating and Corporate Governance Committee charter is available on our investor relations website at investors.gohealth.com. The members of our Nominating and Corporate Governance Committee are William L. Transier, Bao Truong and Clinton P. Jones. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Mr. Transier serves as the Chairperson of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee met one (1) time in 2025.
Transformation Committee
Our Transformation Committee’s responsibilities include:
•
reviewing, formulating, negotiating and recommending to the Board for approval, various strategic alternatives, including, among others, refinancings, securitizations, mergers, acquisitions or restructurings;

•
working together with the Compensation Committee of the Board to review and recommend to the Board, as necessary, any future employee incentive plans designed to retain employees and certain other compensation arrangements; and

•	overseeing risks associated with current and future liquidity and compliance with the Company’s debt covenants.

The Transformation Committee was established pursuant to the Priming Credit Agreement, which is accessible as Exhibit Number 10.1 to the Company’s Form 8-K filed on August 7, 2025. The members of our Transformation Committee are Timothy R. Pohl, Alan J. Carr, and William L. Transier. Mr. Carr serves as the Chairperson of the Transformation Committee.
The Transformation Committee met sixteen (16) times in 2025.

EXECUTIVE COMPENSATION
This section discusses the 2025 compensation arrangements for our executive officers who are named in the “2025 Summary Compensation Table” below. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”
For the year ended December 31, 2025, our NEOs and their positions were as follows:
•	Vijay Kotte, Chief Executive Officer
•	Brendan Shanahan, Chief Financial Officer
•	Michael Hargis, Chief Operating Officer
Compensation Philosophy and Objectives
The Compensation Committee oversees the compensation program for our executive officers, including our NEOs. Our executive compensation program is based on a pay for performance philosophy and is designed to balance the following objectives:
•	Attract, engage, motivate, retain and appropriately reward executives for their contributions to our business, our customers, our partners and our stockholders
•	Closely align executive interests and rewards with the interests of our stockholders
•	Drive the achievement of the Company’s purpose, mission, values and strategy
•	Provide competitive compensation compared to the external market
Elements of Compensation
In order to support the achievement of our compensation objectives, the Compensation Committee has included the following elements in its executive compensation program:
•	Base Salary
•	Annual Cash Incentive
•	Long-Term Equity Grant
•	Benefits
•	Perquisites
Base Salary
The NEOs receive a base salary to compensate for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. On April 1, 2025, the Company and Vijay Kotte entered into an amendment to Mr. Kotte’s employment agreement (as more fully described below), pursuant to which Mr. Kotte’s base salary was increased from $900,000 to $1,000,000 effective as of such date. Base salaries for Brendan Shanahan and Michael Hargis were not increased for 2025. Please see the “Salary” column in the 2025 Summary Compensation Table for the base salary amounts earned by each NEO in 2025.
2025 Bonuses
In prior years, the Company provided annual incentive cash bonuses to its NEOs (and employees generally) under a corporate bonus plan, with payment historically based on achievement of Company performance targets established by the Compensation Committee during the first quarter of the fiscal year based upon the Company’s financial plan for such year. For 2025, the Board and Compensation Committee determined that an annual incentive cash bonus did not align with the Company’s 2025 business plan, which changed during the year in response to changes in the Medicare Advantage landscape and management’s focus on preserving strategic and financial flexibility. In lieu of an annual incentive cash bonus program for 2025, the Compensation Committee approved retention bonuses for all corporate employees, including the NEOs, with the payment of the retention bonuses subject to continued employment as more fully discussed below (“Company Retention Bonus”).

Corporate employees, including the NEOs, were eligible to earn a Company Retention Bonus provided they remained employed through March 13, 2026. For the NEOs, the Company Retention Bonus was payable in two equal installments on November 21, 2025 and March 13, 2026; provided, however, if an NEO’s employment terminated after November 21, 2025 but before March 13, 2026, such NEO was obligated to repay to the Company the full amount of the first installment.
The Company Retention Bonus amounts for the NEOs were based on the target annual bonus amounts set forth in the NEOs’ respective employment agreements, which equated to the following amounts: Vijay Kotte - $1,000,000; Michael Hargis - $400,000; and Brendan Shanahan - $400,000. The size of the Company Retention Bonus was based on the target bonus opportunity that would have been awarded under the Company’s annual incentive cash bonus program based on the Company’s historical practices. Under the terms of the retention program, the NEOs received the first installment of their respective Company Retention Bonuses on November 21, 2025, and the second installment on March 13, 2026.
Share-Based Compensation
Amended and Restated 2020 Incentive Award Plan
The Company maintains the Amended and Restated 2020 Incentive Award Plan (the “2020 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success. The 2020 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, RSUs, other stock- based awards, SARs, and cash awards.
The Company provides annual equity grants to its NEOs. Generally, grants include a mix of time-based grants and performance-based grants, either in the form of RSUs or stock options. These grants are intended to align the executive team compensation with the interests of stockholders and to encourage good, long-term decision making. Vesting of such equity grants are conditioned upon remaining employed with the Company with some limited exceptions provided in each NEO’s employment agreement.
During the 2025 fiscal year, Mr. Kotte received (1) 500,000 shares of common stock issuable pursuant to RSUs, vesting immediately, (2) 185,000 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 1, 2026, and (3) 218,551 shares of common stock issuable pursuant to RSUs vesting in three substantially equal installments with the first such installment vesting on August 7, 2026.
During the 2025 fiscal year, Mr. Hargis received 100,000 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 1, 2026.
During the 2025 fiscal year, Mr. Shanahan received 100,000 shares of common stock issuable pursuant to RSUs, vesting in three substantially equal annual installments with the first such installment vesting on April 1, 2026.
Other Elements of Compensation
Kotte Letter Agreement
On April 1, 2025, the Company and Mr. Kotte entered into a letter agreement (the “Kotte Letter Agreement”), pursuant to which Mr. Kotte was entitled to receive (i) a grant of 500,000 RSUs under the 2020 Plan issued to Mr. Kotte within 30 days of April 1, 2025, which were fully vested on the grant date, subject to Mr. Kotte’s continued employment as Chief Executive Officer through the grant date, and (ii) a $3,000,000 cash payment (the “Kotte Retention Bonus”), payable 50% within 30 days following April 1, 2025 and the remaining 50% within 30 days following January 31, 2026, subject, in each case, to Mr. Kotte’s continued employment or service with the Company through the applicable payment date and, in the case of the second cash retention payment, the Company’s achievement of certain performance targets with respect to the Company’s attainment of a certain minimum cash balance as of the end of fiscal year 2026, excluding any new capital raises. In the event Mr. Kotte’s employment as Chief Executive Officer is terminated prior to the three-year anniversary of the Kotte Letter Agreement for any reason other than (i) a termination by the Company without cause or due to disability (each as defined in Mr. Kotte’s employment agreement), (ii) resignation for good reason (as defined in Mr. Kotte’s employment agreement), or (iii) death, then Mr. Kotte will be required to repay a pro-rata portion of such awards, pro-rated based on the number of days he served during such three-year period and with the portion of the award attributable to RSUs based on the fair market value of the underlying shares as of the date of such termination of employment.
Notwithstanding the payment schedule set forth in the Kotte Letter Agreement, Mr. Kotte voluntarily agreed to waive his right to receive the first installment of the Kotte Retention Bonus within 30 days of April 1, 2025 and instead receive such payment in a series of installments payments on a schedule approved by the Board, which installments began in October 2025. To date, Mr. Kotte has received $1,200,000 of the first installment of the Kotte Retention Bonus in accordance with the schedule approved by the Board.
The second installment of the Kotte Retention Bonus did not become payable, as the Company did not achieve the performance targets on which the second installment was conditioned.
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements, under which eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. During 2025, we matched 50% of contributions made by participants in the 401(k) plan up to 4% of participant compensation (for a maximum match of 2% of participant compensation), and these matching contributions vest in equal annual installments over four years. We also may make non-elective contributions to the 401(k) plan, which, if made, vest 20% after two years and 20% annually thereafter. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching and non-elective contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation objectives.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	health savings account (HSA);
•	short-term and long-term disability insurance;
•	life insurance;
•	commuter benefits; and
•	an employee assistance program.
In addition, we make available to our senior executives, including our NEOs, programs related to executive health benefits. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including our NEOs.
No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs personal income taxes that may pertain to any of the compensation or benefits paid or provided by our Company.
Clawback Policy
The Company maintains a Dodd-Frank Clawback Policy to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the NEOs, in the event of certain accounting restatements.

COMPENSATION TABLES
The following table provides information regarding the compensation earned by our NEOs for the fiscal years ended December 31, 2025 and 2024.

2025 Summary Compensation Table
Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(6) ($)	Total ($)
Vijay Kotte Chief Executive Officer	2025	$969,231	$2,000,000	$10,734,997	$—	$—	$53,027	$13,757,255
	2024	$900,000	$500,000	$2,862,187	$664,164	$1,305,000	$31,421	$6,262,772
Brendan Shanahan. Chief Financial Officer	2025	$500,000	$200,000	$1,239,000	$—	$—	$119,938	$2,058,938
	2024	$86,538	$50,000	$1,755,000	$—	$126,183	$37,095	$2,054,816
Michael Hargis Chief Operating Officer	2025	$500,000	$200,000	$1,239,000	$—	$—	$253,562	$2,192,562
	2024	$500,000	$150,000	$1,065,000	$—	$580,000	$161,224	$2,456,224

(1)	Mr. Shanahan was appointed our Chief Financial Officer effective as of October 14, 2024.
(2)	Reflects actual base salary paid with respect to the applicable fiscal year.
(3)
The amount reported in this column for 2025 represents the cash bonus amount earned by Mr. Kotte pursuant to the Kotte Letter Agreement, and the first installment of the Company Retention Bonus earned by each NEO based on service through November 21, 2025. The second installment of each Company Retention Bonus was earned based on service through March 13, 2026 and, thus, is excluded from this table. For further detail, see the Executive Compensation section.

(4)
The amounts reported in this column represent the grant date fair value of RSUs granted in the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the time-based RSUs is calculated based on the number of RSUs granted multiplied by the grant date closing stock price.

(5)
The amounts reported in this column represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. See Note 7 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

(6)	The amounts in this column consist of the sum of all other compensation as reported in the table below of All Other Compensation.
All Other Compensation

Name	401(k) Match(a)	Life Insurance(b)	Executive Health Care(c)	Perquisites(d)	Total
Vijay Kotte	$11,750	$489	$40,428	$360	$53,027
Brendan Shanahan	$10,785	$489	$40,428	$68,236	$119,938
Michael Hargis	$15,500	$489	$40,428	$197,145	$253,562

(a)
The GoHealth, Inc. 401(k) is available to all eligible salaried and hourly employees, including senior management. Participants contribute by making pre-tax employee contributions that are then matched by the Company. For the fiscal year ended Dec. 31, 2025, the Company match was 50% of the first 4% of employee contributions.

(b)	The amounts in this column represent life and accidental death and dismemberment, or AD&D, insurance premiums.
(c)	The Company provides certain senior officers with access to executive health benefits.
(d)
Mr. Hargis and Mr. Shanahan received a housing and travel stipend in the amount of $196,785 and $67,876, respectively. All Company employees, including the NEOs, receive a cell phone allowance in the amount of $360 per year (prorated to date of hire).

Employment Agreements
The severance rights of each NEO are provided in their employment arrangements, if any. In each case, the severance amounts provided under the NEOs’ employment agreements are subject to the execution and non-revocation of a waiver and release of claims by the NEO in question. In addition, equity awards under the 2020 Plan do not automatically vest upon termination of service with some exceptions. Outstanding awards are generally forfeited upon separation although the administrator has discretion to accelerate the vesting in the event of death, disability, retirement and change of control.
Vijay Kotte Employment Agreement
Vijay Kotte entered into an employment agreement with the Company on June 3, 2022, which was subsequently amended on April 1, 2025. The amended employment agreement has a three year term. Under the terms of his employment agreement, as amended, Mr. Kotte is entitled to an annual base salary of $1,00,000 and has a target annual cash bonus equal to 100% of his annual base salary. Under the amended employment agreement, beginning with the fiscal year 2025, Mr. Kotte will be eligible for an annual grant under the 2020 Plan with a target grant value of no less than $3,000,000, as determined by the Board or the Compensation Committee, in its sole discretion, with a 2025 annual grant of RSUs equal to $5,000,000, with the number of shares subject to the 2025 annual grant determined by the closing price of the Company’s stock on April 1, 2025 and issued in two parts: (a) an RSU award with respect to 185,000 shares of Company common stock, with a grant date of April 1, 2025, and (b) an RSU award in an amount necessary to equal $5,000,000 (when subtracting the value of the 185,000 restricted stock units issued on April 1, 2025), with a grant date on or around July 1, 2025, subject to approval of an increase in the available shares under the Company’s equity plan at the 2025 Annual Meeting of Stockholders. Each such grant is subject to a standard three year vesting period, conditioned on Mr. Kotte’s continued employment with the Company.
In the event of a termination of the executive by the Company without cause, due to death or the executive’s resignation with good reason, Mr. Kotte will receive two years of salary continuation, any outstanding annual bonus for any completed fiscal year as of the date of termination plus 200% of his pro-rata annual bonus for the year of termination, and two years of COBRA premium reimbursements; subject to the executive executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.
Mr. Kotte is subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for two-years post-employment.
Michael Hargis Employment Agreement
Michael Hargis entered into an amended and restated employment agreement with the Company on March 4, 2024. Under the terms of his employment agreement, Mr. Hargis is entitled to an annual base salary of $500,000 and has a target annual cash bonus equal to 80% of his annual base salary. If Mr. Hargis is involuntarily terminated without cause or Mr. Hargis resigns for good reason, then RSUs that are scheduled to occur within twelve (12) months following the executive’s termination date shall vest, with the remaining unvested RSUs forfeited as of the date of termination.
In the event of a termination of Mr. Hargis by the Company without cause or Mr. Hargis’ resignation with good reason, (i) Mr. Hargis will receive one year of salary continuation, except that if Mr. Hargis is terminated by Company without cause or by Mr. Hargis for good reason within twelve (12) months of a change in control of the Company, then Mr. Hargis shall receive two years of salary continuation; (ii) any outstanding annual bonus for any completed fiscal year as of the date of termination plus his pro-rata annual bonus for the year of termination, except that in the event Mr. Hargis is terminated by Company without cause or by Mr. Hargis for good reason within twelve (12) months of a change in control of the Company, then Mr. Hargis’ bonus severance payment shall be equal to the sum of his prior year bonus plus 200% of his pro-rata annual bonus for the year of termination; and (iii) one year of COBRA premium reimbursements, except that in the event Mr. Hargis is terminated by Company without cause or by Mr. Hargis for good reason within twelve (12) months of a change in control of the Company, then Mr. Hargis shall receive two years of COBRA premium reimbursements; in each case subject to Mr. Hargis executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.
Mr. Hargis is subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for one-year post employment; or, in the case of a termination by Company without cause or by Mr. Hargis for good reason within twelve (12) months of a change in control of the Company, lasting for two-years post-employment.
Brendan Shanahan Employment Agreement
Brendan Shanahan entered into an employment agreement with the Company on October 14, 2024. Under the terms of his employment agreement, Mr. Shanahan is entitled to an annual base salary of $500,000 and has a target annual cash bonus equal to 80% of his annual base salary. If Mr. Shanahan is involuntarily terminated without cause, or Mr. Shanahan resigns for good reason, after the first six (6) months of employment with Company, any RSUs that are scheduled to vest within twelve (12) months following Mr. Shanahan’s termination date shall vest, with the remaining unvested RSUs forfeited as of the date of termination.

In the event of a termination of Mr. Shanahan by the Company without cause or Mr. Shanahan’s resignation with good reason, (i) Mr. Shanahan will receive one year of salary continuation, except that if Mr. Shanahan is terminated by Company without cause or by Mr. Shanahan for good reason within twelve (12) months of a change in control of the Company, then Mr. Shanahan shall receive two years of salary continuation; (ii) any outstanding annual bonus for any completed fiscal year as of the date of termination plus his pro-rata annual bonus for the year of termination, except that in the event Mr. Shanahan is terminated by Company without cause or by Mr. Shanahan for good reason within twelve (12) months of a change in control of the Company, then Mr. Shanahan’s bonus severance payment shall be equal to the sum of his prior year bonus plus 200% of his pro-rata annual bonus for the year of termination; and (iii) one year of COBRA premium reimbursements, except that in the event Mr. Shanahan is terminated by Company without cause or by Mr. Shanahan for good reason within twelve (12) months of a change in control of the Company, then Mr. Shanahan shall receive two years of COBRA premium reimbursements; in each case subject to the executive executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment.
Mr. Shanahan is subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for one-year post employment; or, in the case of a termination by Company without cause or by Mr. Shanahan for good reason within twelve (12) months of a change in control of the Company, lasting for two-years post-employment.
The following table summarizes outstanding option awards and stock awards held by each NEO on December 31, 2025.

2025 Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Vijay Kotte	6/6/2022	141,666	47,222	$11.85	6/6/2032	—	—
	4/10/2023	55,555	27,778	$14.10	4/10/2033	—	—
	4/10/2023	—	—	—	—	55,556	$119,445
	4/1/2024	27,777	55,556	$10.65	4/1/2034	111,112	$238,891
	4/1/2025	—	—	—	—	185,000	$397,750
	8/7/2025	—	—	—	—	218,551	$469,885
Brendan Shanahan	11/1/2024	—	—	—	—	100,000	$215,000
	4/1/2025	—	—	—	—	100,000	$215,000
Michael Hargis	8/9/2023	—	—	—	—	16,667	$35,834
	4/1/2024	—	—	—	—	66,667	$143,334
	4/1/2025	—	—	—	—	100,000	$215,000

(1)
Stock options granted in 2024 and 2023 vest in three equal annual installments on the anniversary of the grant date, subject to continued service with the Company. Stock options granted in 2022 vest in four equal annual installments on the anniversary of the grant date, subject to continued service with the Company.

(2)	Reflects outstanding time-based RSUs that remain unvested as of December 31, 2025. Time-based RSUs vest in three equal annual installments on the anniversary of the grant date.
(3)	Market value of stock units is determined by multiplying the number of units by the closing share price of $2.15 on December 31, 2025 (the last trading day of 2025).
Severance
The severance rights of each NEO are provided in their applicable employment arrangement. Please see the above Employment Agreement summaries for the applicable information.

2025 Director Compensation
Each NVX Holdings-designated director receives an annual cash retainer of $150,000. Each director agreed upon for election pursuant to the Priming Credit Agreement receives an annual cash retainer in the amount of $300,000, payable in $25,000 installments each month in advance, for their board service, and, an annual cash retainer of $240,000, payable in $20,000 installments each month in advance, for service on the Transformation Committee; in each case, prorated for actual dates of service. As a Centerbridge-designated director employed by Centerbridge, Mr. Truong does not receive compensation for his board service. As a Centerbridge-designated director who is not employed by Centerbridge, Mr. Weinsten receives an annual cash retainer in the amount of $300,000, payable in $25,000 installments each month in advance, for his board service; prorated for actual dates of service.
The directors agreed upon for election pursuant to the Priming Credit Agreement, and the Centerbridge-designated directors, do not receive any equity grants in connection with their service on the board.
Each other non-employee director who does not serve as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the Board (each, a “Non-Chair Director”) receives an annual RSU award with a grant date value of $150,000 and each such non-employee director who serves as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the board of directors (each, a “Chair Director”) receives an annual RSU award with a value of $250,000, with all such RSU awards vesting in four equal installments on each of the first four quarterly anniversaries following the grant date of the award (or immediately prior to the date of the annual stockholder meeting immediately following the date of grant, if sooner), subject to such non-employee director continuing in service through such date (and any such non-employee director who commences service on a date other than the date of the annual stockholder meeting receives a pro-rata RSU award for such initial year of service). The vesting of all RSU awards under the policy will accelerate and vest in full upon a change in control (as defined in the 2020 Plan). In addition, each non-employee director will be reimbursed for out-of-pocket expenses in connection with his or her services. For 2025, the Non-Chair Directors and Chair Directors agreed to a delay in the issuance of the 2025 annual director RSU awards and, as a result, the 2025 annual director RSU awards are expected to be granted in 2026.
No additional compensation is provided to directors employed by the Company or the Centerbridge employed directors.
The Company maintains a deferred compensation plan for our directors under which our directors may elect to defer the receipt of their RSU awards until the earliest of (i) the five-year anniversary of the date of grant of the award, (ii) a change in control, as defined in the 2020 Plan, and (iii) the director’s separation from service. Deferred RSUs are subject to the same vesting and forfeiture restrictions.
Clinton Jones entered into an Amended & Restated Employment Agreement with the Company on June 3, 2022 (the “Jones A&R Employment Agreement”). Under the Jones A&R Employment Agreement, beginning on the date Mr. Jones no longer served as Executive Chairman and until May 31, 2024, Mr. Jones received a $500,000 annual cash retainer for his continued service as a director. Beginning June 1, 2024, so long as Mr. Jones continues to serve as a director, he will receive director compensation consistent with the Company’s non-employee director compensation policy and will continue to vest in his outstanding equity awards in accordance with their terms. As previously disclosed, pursuant to the Jones A&R Employment Agreement, Mr. Jones received two years of salary continuation (from December 31, 2022) and up to 18 months of COBRA premium reimbursement (including additional payments to cover estimated taxes associated with the receipt of such COBRA premium reimbursements), with the severance subject to Mr. Jones executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment. The amount reported in the 2024 Director Compensation relates solely to his service as a director during 2024.
Brandon Cruz entered into a Separation Agreement with the Company on June 3, 2022 (the “Cruz Separation Agreement”). Under the Cruz Separation Agreement, beginning on June 3, 2022 and until May 31, 2024, Mr. Cruz received a $500,000 annual cash retainer for his continued service as a director. Beginning June 1, 2024, so long as Mr. Jones continues to serve as a director, he will receive director compensation consistent with the Company’s non-employee director compensation policy and will continue to vest in his outstanding equity awards in accordance with their terms. The amount reported in the 2024 Director Compensation relates solely to his service as a director during 2024.

The following table sets forth information concerning the compensation received by our directors for the year ended December 31, 2024.
2025 Director Compensation

Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Brandon Cruz	$150,000	$ —	$150,000
David Fisher	$150,000	$ —	$150,000
Jeremy W. Gelber(3)	$—	$—	$—
Karoline Hilu(5)	$127,419	$—	$127,419
Clinton P. Jones	$150,000	$—	$150,000
Vijay Kotte(4)	$—	$—	$—
Abhiraj Modi(3)	$—	$—	$—
Alexander E. Timm(5)	$127,419	$—	$127,419
Alan Wheatley(5)	$127,419	$—	$127,419
William L. Transier(2)	$262,742	$—	$262,742
Alan Carr(2)	$262,742	$—	$262,742
Timothy Pohl(2)	$262,742	$—	$262,742
Mark Weinsten(6)	$135,484	$—	$135,484
Bao Truong(3)	$—	$—	$—

(1)
No stock awards were granted during the year ended December 31, 2025. As discussed above, continuing directors are expected to be provided an annual grant of RSUs with respect to 2025 in 2026 and, in accordance with SEC disclosure rules, such grants have been excluded from this table. As of December 31, 2025, none of our non-employee Directors had shares subject to outstanding RSU awards. As of December 31, 2025, two of our non-employee Directors who founded the Company and were previously employees had the following number of awards outstanding: Mr. Cruz 7,525 options (all of which are vested) and Mr. Jones 7,525 options (all of which are vested).

(2)	Mr. Transier, Mr. Carr and Mr. Pohl were appointed to the Board effective August 6, 2025
(3)
As Centerbridge director nominees, Mr. Gelber, Mr. Modi, and Mr. Truong did not receive any compensation for their Board service. Mr. Gelber and Mr. Modi resigned from the Board effective August 19, 2025. Mr. Truong was appointed to the Board on August 19, 2025.

(4)
As an employee of the Company, Mr. Kotte receives no additional compensation for his Board service. Please see the 2025 Summary Compensation Table for the compensation received by Mr. Kotte with respect to 2025.

(5)	Ms. Hilu, Mr. Carr and Mr. Wheatley resigned from the Board effective August 6, 2025.
(6)	Mr. Weinsten was appointed to the Board on August 19, 2025.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below.
Pay Versus Performance: Graphical Description

Year	Summary Compensation Table Total for Kotte(1)	Compensation Actually Paid to Kotte(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs (4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (in millions)
(a)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$13,757,255	$545,066	$2,125,750	$(342,823)	$20.57	$(257.13)
2024	$6,262,772	$6,654,232	$2,255,520	$2,392,064	$128.13	$(2.93)
2023	$5,141,874	$5,961,359	$1,794,887	$1,872,627	$127.66	$(63.26)

(1)	Mr. Kotte has served as the Chief Executive Officer since June 3, 2022.
(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

	2025		2024		2023
	Vijay Kotte - CEO	Average Non- CEO NEOs	Vijay Kotte - CEO	Average Non- CEO NEOs	Vijay Kotte - CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$13,757,255	$2,125,750	$6,262,772	$2,255,520	$5,141,874	$1,794,887
Total Adjustments for Pension	$0	$0	$0	$0	$0	$0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	($10,734,997)	($1,239,000)	($3,526,351)	($1,410,000)	($4,216,664)	($1,272,675)
Year-end fair value of unvested awards granted in the current year	$867,635	$215,000	$4,499,045	$1,673,750	$4,318,853	$1,098,889
Year-over-year difference of year-end fair values for unvested awards granted in prior years	($3,204,407)	($1,030,337)	($92,941)	$2,014	$319,824	$88,550
Fair values at vest date for awards granted and vested in current year	$5,735,000	$0	$0	$0	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	($779,801)	($414,236)	($488,293)	($129,220)	$397,472	$162,976
Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	($5,095,619)	$0	$0	$0	$0	$0
Total Adjustments for Equity Awards	($13,212,189)	($2,468,573)	$391,460	$136,544	$819,485	$77,740

Compensation Actually Paid (as calculated)	$545,066	($342,823)	$6,654,232	$2,392,064	$5,961,359	$1,872,627

(3)
The assumptions used to calculate compensation actually paid are consistent with the methodology used for financial reporting purposes and, in the case of awards subject to performance-based vesting conditions, are valued based on the probable achievement of the underlying performance goal as of the last day of the applicable year.

(4)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2025: Brendan Shanahan, Michael Hargis
2024: Brendan Shanahan, Michael Hargis 2023: Jason Schulz, Michael Hargis
2023: Jason Schulz, Michael Hargis
(5)	Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2022. Historic stock price performance is not necessarily indicative of future stock price performance.

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•	the Company’s cumulative Total Stockholder Return (“TSR”); and
•	the Company’s Net Income
CAP and Cumulative TSR

CAP ($000s) Versus TSR
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$127.66
$128.13
$20.57
2023
2024
2025
PEO CAP
Other NEO CAP
Company TSR

CAP and Company Net Income

CAP ($000s) Versus Net Income ($MIL)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
-$1,000
$0
-$50
-$100
-$150
-$200
-$250
-$300
-$63
-$3
-$257
2023
2024
2025
PEO CAP
Other NEO CAP
Net Income

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our share-based compensation programs.

Policies and Practices Regarding the Grant of Equity Awards
We do not schedule the grant of any equity awards in anticipation of the disclosure of material, non-public information and we do not schedule the disclosure of material, non-public information based on the timing of granting equity awards. Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant. During 2025, no stock option grants were made to any of our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC.
Securities Authorized For Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3) (in thousands)
Equity compensation plans approved by security holders(4)	2,815	26.72	263
Equity compensation plans not approved by security holders(1)	341	$11.85	578
Total	3,156	20.05	841

(1)
Includes non-voting Profit Units issued by Blizzard Management Feeder, LLC, to employees on behalf of the Company, effective September 13, 2019 in conjunction with the Centerbridge Acquisition. This number also includes shares available for future issuance under the Inducement Plan. See Note 7 of the Audited Financial Statements for a brief description of the material features of the Profits Units and the Inducement Plan.

(2)
The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs, performance stock units, or employee stock purchase plan (“ESPP”), as such awards do not have an exercise price.

(3)	Includes shares available for future issuance under our 2020 Plan, the Inducement Plan, and our ESPP.
(4)	Includes shares available for issuance under the 2020 Plan and our ESPP. See Note 7 of the Audited Financial Statements for a brief description of the material features of the 2020 Plan and our ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock and our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of April 22, 2026, unless otherwise indicated.
As described in “Certain Relationships and Related Person Transactions,” each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such LLC Interests.
The Continuing Equity Owners may, subject to certain exceptions, exercise such redemption right for as long as their LLC Interests remain outstanding. See “Certain Relationships and Related Person Transactions—GoHealth Holdings, LLC Agreement.” In connection with our IPO, we issued to each Continuing Equity Owner, for nominal consideration, one share of Class B common stock for each LLC Interest such Continuing Equity Owner owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests Centerbridge and our Founders own as of April 22, 2026.
The number of shares beneficially owned by each stockholder as described in this Proxy Statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of April 22, 2026 is computed on the basis of 50,000 shares of Series A preferred stock (convertible into 5,349,244 shares of Class A common stock), 16,686,419 shares of our Class A common stock outstanding and 12,616,074 shares of our Class B common stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each LLC Interest, held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders
Centerbridge(3)	—	—	4,179,850	25.0%	5,386,178	42.7%	27.6%
NVX Holdings(4)	—	—	53,820	*	6,178,532	49.0%	18.0%
Blizzard Management Feeder, LLC(5)(6)	—	—	—	—	1,001,685	7.9%	2.9%
Anthem Insurance Companies, Inc.(7)	35,000	70.0%	—	—	—	—	10.8%
Public Sector Pension Investment Board(8)	—	—	1,680,526	10.10%	—	—	4.8%
Blue Torch Capital LP(9)	—	—	1,445,181	8.7%	—	—	4.2%
Redwood Capital Management, LLC(10)	—	—	924,244	5.5%	—	—	2.7%

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage
NEOs and Directors
Vijay Kotte(11)	—	—	1,277,731	7.5%	—	—	3.7%
Brendan Shanahan	—	—	70,608	*	—	—	*
Michael Hargis	—	—	208,325	1.2%	—	—	*
Clinton P. Jones(4)(6)(12)	—	—	80,136	*	6,389,620	50.6%	18.7%
Brandon Cruz(4)(6)(13)	—	—	80,136	*	6,389,620	50.6%	18.7%
William L. Transier	—	—	—	—	—	—	—
David Fisher	—	—	96,223	*	—	—	*
Bao Truong	—	—	—	—	—	—	—
Timothy R. Pohl	—	—	—	—	—	—	—
Alan J. Carr	—	—	—	—	—	—	—
Mark Weinsten	—	—	—	—	—	—	—
All directors and executive officers as a group (12 individuals)	—	—	1,886,895	11.1%	6,646,513	52.7%	24.4%

(1)
Does not include beneficial ownership of LLC Interests or Class B shares that may be redeemed for shares of our Class A common stock on a one-for-one basis or cash, as described above. When an LLC Interest is exchanged by a continuing equity owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)
Represents the percentage of voting power of our preferred stock, Class A common stock and Class B common stock voting as a single class. The holders of our preferred stock are able to vote along with the Class A common stockholders on an as-converted basis. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our Amended and Restated Certificate of Incorporation.

(3)
Based solely on information obtained from a Schedule 13D/A filed on August 8, 2025 reporting beneficial ownership as of August 6, 2025: consists of (i) 2,712,197 shares of Class A common stock held by CB Blizzard Lower Holdings A, L.P., (ii) 1,467,653 shares of Class A common stock held by CB Blizzard Holdings C, L.P., and (iii) 5,386,178 LLC Interests (and associated shares of Class B common stock) held by CB Blizzard Lower Holdings B, L.P. CCP GP is the general partner of CB Blizzard Holdings C, L.P. and may be deemed to share beneficial ownership of the securities held of record by CB Blizzard Holdings C, L.P. CCP GP is also the general partner of Centerbridge Associates, which is the general partner of each of CCP III and CB Blizzard, which are the owners of CB Blizzard Lower Holdings GP A, LLC, which is the general partner of CB Blizzard Lower Holdings A, L.P. As a result, each of CCP GP, Centerbridge Associates, CCP III, CB Blizzard and CB Blizzard Lower Holdings GP A, LLC may be deemed to share beneficial ownership of the Class A Common Stock held by CB Blizzard Lower Holdings A, L.P. CCP GP is also the sole manager of Blizzard Aggregator, which is the owner of CB Blizzard Lower Holdings GP B, LLC, which is the general partner of CB Blizzard Lower Holdings B, L.P. As a result, each of CCP GP, Blizzard Aggregator and CB Blizzard Lower Holdings GP B, LLC may be deemed to share beneficial ownership of the LLC Interests held by CB Blizzard Lower Holdings B, L.P. Jeffrey H. Aronson is the sole director of CCP GP and, as a result, may be deemed to beneficially own the securities held by each of CB Blizzard Lower Holdings A, L.P. and CB Blizzard Lower Holdings B, L.P. However, none of the foregoing should be construed in and of itself as an admission by Mr. Aronson or by any Reporting Person as to beneficial ownership of securities owned by another Reporting Person. In addition, Mr. Aronson expressly disclaims beneficial ownership of the shares of Class A Common Stock held by CB Blizzard Lower Holdings A, L.P., as well as the LLC Interests held by CB Blizzard Lower Holdings B, L.P., except to the extent of any proportionate pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)
Based solely on information obtained from a Schedule 13D/A filed on August 25, 2023: consists of (i) 6,178,532 LLC Interests (and associated shares of Class B common stock) held by NVX Holdings, Inc., (ii) 53,820 shares of Class A common stock held by NVX Holdings, Inc., (iii) 2,921 LLC Interests (and associated shares of Class B common stock) held by BCCJ, LLC and (iv) 11,866 shares of Class A common stock held by BCCJ, LLC. Clinton P. Jones and Brandon M. Cruz are the Chief Executive Officer and President of NVX Holdings, respectively, are members of the Board of Managers of BCCJ, LLC, and share voting and investment control over the shares held by NVX Holdings, Inc. and BCCJ, LLC. The business address of each of NVX Holdings, Inc. and BCCJ, LLC are c/o NVX Holdings, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.

(5)	Consists of 1,001,685 LLC Interests (and associated shares of Class B common stock), held by Blizzard Management Feeder, LLC (“Feeder”) and directly held by Feeder for the benefit of Feeder’s members.
(6)
Each of the members of Feeder directly hold common units of Feeder that correspond to the LLC Interests (and associated shares of Class B common stock) directly held by Feeder for each such member’s benefit and are entitled to (subject to time-based vesting requirements) direct Feeder to (i) initiate a redemption of the LLC Interests as described above and (ii) vote the associated shares of Class B common stock held by Feeder for such member’s benefit on all matters presented to stockholders for a vote generally, including the election of directors. The business address of Feeder is c/o NVX Holdings, Inc., 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654.

(7)
Anthem Insurance Companies, Inc. (“Anthem”) currently holds 35,000 shares of preferred stock (“Anthem’s Preferred Stock”) which is convertible into Class A common stock of the Company. As of the Record Date, Anthem’s Preferred Stock would be convertible into

4,067,597 shares of Class A common stock. However, pursuant to the Certificate of Designations of Series A Convertible Perpetual Preferred Stock, Anthem’s voting rights shall not exceed 9.99% of the issued and outstanding shares with voting rights. Accordingly, in order to prevent exceeding the voting cap, Anthem’s Preferred Stock is currently convertible into 2,871,003 shares of Class A common stock and 1,196,594 is convertible into Series A-1 Convertible Non-Voting Perpetual Preferred Stock.
(8)
Based solely on information obtained from a Schedule 13D/A filed with the SEC on August 13, 2025 by filed by Public Sector Pension Investment Board (“PSP”) and PSP Investments Credit USA LLC (“PSP USA”) reporting beneficial ownership as of August 6, 2025. PSP reported that it possessed sole power to vote or direct the vote with respect to 1,680,526 shares and sole power to dispose or to direct the disposition of 1,680,526 shares. PSP USA reported that it possessed sole power to vote or direct the vote with respect to 1,680,444 shares and sole power to dispose or to direct the disposition of 1,680,444 shares. The business address of PSP and PSP USA is 1250 Rene-Levesque Boulevard West, Suite 1400, Montreal, Quebec, Canada H3B 5E9.

(9)
Based solely on information obtained from a Schedule 13D filed with the SEC on August 12, 2025 by Blue Torch Capital LP and Kevin Genda reporting beneficial ownership as of August 6, 2025. Blue Torch Capital LP and Kevin Genda reported that they each possessed shared power to vote or direct the vote with respect to 1,445,181 shares and shared power to dispose or to direct the disposition of 1,445,181 of these shares. The business address of Blue Torch Capital LP and Kevin Genda is 150 East 58th Street, 39th Floor, New York, NY 10155.

(10)
Based solely on information obtained from a Schedule 13D filed with the SEC on August 13, 2025 by Redwood Capital Management, LLC, Redwood Capital Management Holdings, LP, Double Twins K, LLC, and Ruben Kliksberg reporting beneficial ownership as of August 6, 2025. Redwood Capital Management, LLC, Redwood Capital Management Holdings, LP, Double Twins K, LLC, and Ruben Kliksberg each reported that they possessed shared power to vote or direct the vote with respect to 924,244 shares and shared power to dispose or to direct the disposition of 924,244 of these shares. The business address of Redwood Capital Management, LLC, Redwood Capital Management Holdings, LP, Double Twins K, LLC, and Ruben Kliksberg is 250 West 55th St., 26th Floor, New York, NY 10019.

(11)	Consists of (i) 949,955 shares of Class A common stock, (ii) 280,554 stock options, and (iii) 47,222 stock options vesting within 60 days of April 22, 2026, each directly owned by Mr. Kotte.
(12)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Jones. Also includes (i) 6,925 Class A common shares and (ii) 7,525 stock options, each directly owned by Mr. Jones. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Jones’ affiliation with such entities.

(13)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Cruz. Also includes (i) 6,925 shares of Class A common stock and (ii) 7,525 stock options, each directly owned by Mr. Cruz. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Cruz’s affiliation with such entities.

*	Represents beneficial ownership of less than 1%
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and all persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To the Company’s knowledge, based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, information provided to the Company by individual directors, executive officers, and the beneficial owners of more than 10% of the Company’s equity securities, all Section 16(a) filing requirements were complied with on a timely basis with the exception of the Form 3 filed on September 3, 2025 on behalf of Mark Weinsten to report such person’s initial statement of beneficial ownership upon becoming a director on August 19, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board of Directors has adopted a written Related Party Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Chief Legal Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain current transactions, arrangements and relationships with our directors, executive officers, and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Related Party Agreements
Agreements Involving our Founders
We have entered into various lease agreements (as amended and restated, the “RPT Leases”) with Wilson Tech 5, LLC, 214 W Huron LLC, 220 W Huron Street Holdings LLC and 215 W Superior LLC, each of which are controlled by our Founders, to lease our former corporate offices at 214 West Huron Street, Chicago, Illinois, 220 West Huron Street, Chicago, Illinois, 215 West Superior Street, Chicago, Illinois, and a site in Lindon, Utah. Our lease agreement with Wilson Tech 5, LLC expires ten years after the May 12, 2020 commencement date; our lease agreement with 214 W Huron LLC expired on July 31, 2024; our lease agreements with 220 W Huron Street Holdings LLC expired on May 31, 2024 and July 31, 2024. Our lease agreement with 215 W Superior LLC was terminated early and will expire on October 1, 2025. In addition to the lease payments, we are also required to pay operating expenses, maintenance and utilities under the terms of the RPT Leases. For the year ended December 31, 2025, we made aggregate lease payments of $3.1 million under the RPT Leases. For the year ended December 31, 2024, we made aggregate lease payments of $5.5 million under the RPT Leases. Assuming none of the RPT Leases are terminated early, the remaining amounts due under the RPT Leases in aggregate are expected to be approximately $37.3 million.
Anthem Insurance Companies, Inc., an owner of our Series A Preferred Stock (see “Security Ownership of Certain Beneficial Owners and Management”), is a wholly-owned subsidiary of Elevance Health, Inc. (“Elevance”). Elevance is the owner of health plan partners with which we enter into contractual agency relationships. Our health plan partners are responsible for paying our commissions and, for these purposes, act as our customers. Health plans owned by Elevance accounted for approximately $48.1 million or 13.3% of our net revenues for the twelve months ended December 31, 2025, and approximately $140.1 million or 17.5% of our net revenues for the twelve months ended December 31, 2024.
Tax Receivable Agreement
On July 15, 2020, we entered into a Tax Receivable Agreement with GoHealth Holdings, LLC, Continuing Equity Owners and the Blocker Shareholders that provides for the payment by GoHealth, Inc. to the Continuing Equity Owners and the Blocker Shareholders of 85% of the amount of certain tax benefits, if any, that GoHealth, Inc. actually realizes, or in some circumstances is deemed to realize as a result of the transactions described above, including the acquisition of GoHealth, Inc.’s allocable share of the existing tax basis in GoHealth Holdings, LLC’s assets in connection with the Transactions (including the Blocker Company’s share of existing tax basis), increases to such allocable share of existing tax basis, the Basis Adjustments and certain other tax benefits arising from payments made under the Tax Receivable Agreement. GoHealth Holdings, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange and including for this purpose the purchase of LLC Interests directly from certain Continuing Equity Owners described above) of LLC Interests for Class A common stock or cash occurs or when GoHealth Holdings, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Continuing Equity Owners maintaining a continued ownership interest in GoHealth Holdings, LLC. If a Continuing Equity Owner transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Owner generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such LLC Interests. In general, the Continuing Equity Owners’ and Blocker Shareholders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without such person becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Continuing Equity Owner’s or Blocker Shareholders’ interest therein. During 2025, no amounts were paid to the Continuing Equity Owners and Blocker Shareholders related to fiscal year 2024 under the Tax Receivable Agreement.
GoHealth Holdings, LLC Agreement
On July 15, 2020, we and the Continuing Equity Owners entered into GoHealth Holdings, LLC’s Second Amended and Restated Limited Liability Company Agreement (the “GoHealth Holdings, LLC Agreement”).
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Appointment as Managing Member. Under the GoHealth Holdings, LLC Agreement, we became a member and the sole manager of GoHealth Holdings, LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of GoHealth Holdings, LLC without the approval of any other member. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of GoHealth Holdings, LLC and daily management of GoHealth Holdings, LLC’s business. Pursuant to the terms of the GoHealth Holdings, LLC Agreement, we cannot be removed or replaced as the sole manager of GoHealth Holdings, LLC except by our resignation, which may be given at any time by written notice to the members.

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Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of GoHealth Holdings, LLC. We are entitled to reimbursement by GoHealth Holdings, LLC for reasonable fees and expenses incurred on behalf of GoHealth Holdings, LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence.

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Distributions. The GoHealth Holdings, LLC Agreement requires “tax distributions,” as that term is used in the agreement, to be made by GoHealth Holdings, LLC to its members on a pro rata basis, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements. Tax distributions will be made on a quarterly basis, to each member of GoHealth Holdings, LLC, including us, based on such member’s allocable share of the taxable income of GoHealth Holdings, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, GoHealth, Inc.’s allocable share of GoHealth Holdings, LLC’s taxable income shall be net of its share of taxable losses of GoHealth Holdings, LLC and shall be determined without regard to any Basis Adjustments (as described above under “—Tax Receivable Agreement”). The assumed tax rate for purposes of determining tax distributions from GoHealth Holdings, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to any one of GoHealth Holdings, LLC’s members, regardless of the actual final tax liability of any such member. During 2020, we made tax distributions to certain executive officers to account for delinquent tax distributions related to taxable income allocated to such persons for 2020. The GoHealth Holdings, LLC Agreement also allows for cash distributions to be made by GoHealth Holdings, LLC (subject to our sole discretion as the sole manager of GoHealth Holdings, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect GoHealth Holdings, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements.
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Transfer Restrictions. The GoHealth Holdings, LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The GoHealth Holdings, LLC Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each common unit) that are necessary or advisable so that GoHealth Holdings, LLC is not treated as a “publicly-traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the GoHealth Holdings, LLC Agreement, such member will be required to simultaneously transfer shares of Class B common stock to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.

The GoHealth Holdings, LLC Agreement provides a redemption right to the Continuing Equity Owners which entitles them to have their LLC Interests redeemed (subject in certain circumstances to time-based vesting requirements) for, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by GoHealth, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. The Continuing Equity Owners may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) the Continuing Equity Owners will be required to surrender a number of shares of our Class B common stock registered in the name of such redeeming or exchanging Continuing Equity Owner, and therefore, will be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) all redeeming members will surrender LLC Interests to GoHealth Holdings, LLC for cancellation.
Except as otherwise determined by us, the GoHealth Holdings, LLC Agreement requires GoHealth Holdings, LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (1) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (2) GoHealth Holdings, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the number of shares of Class B common stock issued and outstanding and the number of LLC Interests owned by Centerbridge, our Founders and their permitted transferees, collectively.
Stockholders Agreement
Pursuant to the Stockholders Agreement, (i) Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director (as defined below) not standing for election in such election, would result in there being two (2) Directors, or the “Centerbridge Directors,” who will be Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director. In addition, (i) Centerbridge has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge-Designated Independent Directors,” who will be Centerbridge-Designated Independent Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director not standing for election in such election, would result in there being one Centerbridge- Designated Independent Director.
Pursuant to the Stockholders Agreement, (i) NVX Holdings has the right to designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Director (as defined below) not standing for election in such election, would result in there being two (2) Directors (the “Founders Directors”), who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly- issued shares of our Class A common stock on a one-for-one basis), NVX Holdings has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Directors not standing for election in such election, would result in there being one Founders Director. In addition, (i) NVX Holdings has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders- Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly- issued shares of our Class A common stock on a one-for-one basis), NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director. Additionally, pursuant to the Stockholders Agreement, each of Centerbridge and NVX Holdings has the right to appoint one (1) board observer so long as Centerbridge or NVX Holdings, respectively, beneficially own, directly or indirectly, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly- issued shares of our Class A common stock on a one-for-one basis).
Each of Centerbridge and NVX Holdings have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, the Centerbridge-Designated Independent Directors, the Founders Directors and the Founders-Designated Independent

Directors. Additionally, pursuant to the Stockholders Agreement, we shall take all commercially reasonable actions to cause (1) the Board of Directors to be comprised of at least nine directors or such other number of directors as our Board of Directors may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or the charter for, or related guidelines of, the Board of Directors’ Nominating and Corporate Governance Committee.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 15% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
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any transaction or series of related transactions, in which any “person” or “group” acquires, directly or indirectly, in excess of fifty percent (50%) of then outstanding shares of capital stock of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries or has the direct or indirect power to elect a majority of the members of our Board;

•	the sale, lease, or exchange of all or substantially all of the property and assets of the Company and its subsidiaries, taken as a whole;
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any acquisition or disposition by the Company or any of its subsidiaries of assets, persons, equity interests or businesses, or entry into any joint venture by the Company, where the aggregate consideration is greater than $50.0 million in any single transaction or series of related transactions;

•	the creation of a new class or series of capital stock or equity securities of the Company, GoHealth Holdings, LLC, or any of their respective subsidiaries;
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any issuance of additional shares of Class A common stock, Class B common stock, Class C common stock, preferred stock or other equity securities of the Company, GoHealth Holdings, LLC, or any of their respective subsidiaries;

•	any amendment or modification of the organizational documents of the Company, GoHealth Holdings, LLC, or any of their respective subsidiaries;
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other than as contemplated by the LLC Agreement, any repurchase, redemption or other acquisition of any equity interests or other securities of, or other ownership interests in the Company or any of its subsidiaries;

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any incurrence of new indebtedness or refinancing of existing indebtedness by us, any guarantee made by the Company or any of its subsidiaries or any grant of any security interest in any of the assets of the Company or any of its subsidiaries, in each case with a value in excess of $25.0 million;

•	settlement of any material litigation or similar action to which the Company or any subsidiary is a party or could otherwise be bound;
•	any engagement of, or change to, our independent auditor;
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the hiring or termination (other than a termination for cause) of our Chief Executive Officer; provided, with respect to the hiring of the Chief Executive Officer, such approval shall not be unreasonably withheld if the candidate for Chief Executive Officer has been approved by the Board;

•	(i) any increase, decrease or change in compensation (including equity compensation or other employment terms) with respect to our Chief Executive Officer, President, Chief Financial Officer,

Chief Operating Officer or Chief Strategy Officer or (ii) any approval, authorization or implementation of, or any change, amendment or modification to, any employee equity incentive plan, agreement or arrangement of the Company or any of its Subsidiaries; and
•	any agreement, authorization or commitment to do any of the foregoing.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 5% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation, or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution, or winding-up of the Company, GoHealth Holdings, LLC, or any of their respective subsidiaries;
•	the (i) resignation, replacement, or removal of the Company as the sole manager of GoHealth Holdings, LLC or (ii) appointment of any additional person as a manager of GoHealth Holdings, LLC;
•	any increase or decrease of the size of our Board;
•	any material change to the primary nature of the Company and its subsidiaries’ business; and
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any transaction with any affiliate, director, or officer of the Company or any of its subsidiaries (other than employment arrangements with any such director or officer) involving an amount in excess of $3.0 million.

The Stockholders Agreement will terminate upon the earlier to occur of (i) each of Centerbridge and NVX Holdings cease to own any of our Class A common stock or Class B common stock or (ii) by unanimous consent of us, Centerbridge and NVX Holdings.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this Proxy Statement
You are viewing or have received these proxy materials because GoHealth’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, GoHealth is making this Proxy Statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about April 30, 2026 we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials
If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two (2) or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one (1) set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one (1) copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 22, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Series A preferred stock is entitled to vote with Class A common shares on an as-converted basis subject to the voting caps as described further in the Certificate of Designations. Each outstanding share of Class A common stock and Class B common stock is entitled to one (1) vote for all matters before the Annual Meeting. Holders of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, vote together as a single class on any matter (including the election of directors and the ratification of our independent registered public accounting firm) that is submitted to a vote of stockholders, unless otherwise required by law or our Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 50,000 Series A preferred shares (convertible into 5,349,244 voting shares), 16,686,419 shares of Class A common stock and 12,616,074 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. The Class A shares, on an as-converted basis represent 63.6% of voting power of our common stock and Class B shares represent 36.4%.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
GoHealth will hold the Annual Meeting virtually this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GOCO2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:55 a.m. Eastern Daylight Time (8:55 a.m. Central Daylight Time), and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the Annual Meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one (1) account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone before the Annual Meeting—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail before the Annual Meeting—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
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by Internet at the Annual Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 16, 2026. To participate in the Annual Meeting, including to vote via the Internet or by telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote any time before it is voted:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy via the Internet or by telephone;
•	by giving written notice of revocation to the Corporate Secretary of GoHealth prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GOCO2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GOCO2026.
Will there be a question and answer (“Q&A”) session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the Annual Meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson of the Annual Meeting or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal since brokers can vote with discretion on this proposal.

Proposal 3: Advisory vote to approve the compensation of the Company’s Named Executive Officers (Say-on-Pay Vote)	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and in the case of the proposal regarding the Say-on-Pay Vote, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.
Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP or the Say-on-Pay Vote.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or the Say-on-Pay Vote. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 222 West Merchandise Mart Plaza, Suite 1750, Chicago, Illinois 60654 in writing not later than December 31, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 17, 2027 and no later than March 19, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 17, 2027, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made.
In addition to satisfying the requirements regarding director nominations in our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2027.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

CERTAIN DEFINITIONS
In connection with the closing of our initial public offering of our Class A common stock in July 2020 (the “IPO”), we effected certain organizational transactions which we refer to as the “Transactions.” As used in this accompanying Proxy Statement, unless otherwise indicated, references to:
•
“we,” “us,” “our,” the “Company,” “GoHealth” and similar references refer: (1) following the consummation of the Transactions, including our IPO, to GoHealth, Inc., and, unless otherwise stated, all of its direct and indirect subsidiaries, including GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), and (2) prior to the completion of the Transactions, including our IPO, to GoHealth Holdings, LLC and, unless otherwise stated, all of its direct and indirect subsidiaries, or, as applicable, Norvax.

•
“Blocker Company” refers to an entity affiliated with Centerbridge that was an indirect owner of LLC Interests in GoHealth Holdings, LLC prior to the Transactions and is taxable as a corporation for U.S. federal income tax purposes.

•
“Blocker Shareholders” refers to entities affiliated with Centerbridge, the owners of the Blocker Company prior to the Transactions, who exchanged their interests in the Blocker Company for shares of our Class A common stock and cash in connection with the consummation of the Transactions.

•
“Centerbridge” refers to Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control (including any such fund or entity formed to hold shares of Class A common stock for the Blocker Shareholders).

•
“Centerbridge Acquisition” refers to the acquisition, on September 13, 2019, by Centerbridge, indirectly through a subsidiary of GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), an entity formed in contemplation of the acquisition, of a 100% interest in Norvax.

•	“Founders” refers, collectively, to Brandon M. Cruz and Clinton P. Jones, our Co-Chairmen of the Board.
•
“GoHealth Holdings, LLC Agreement” refers to GoHealth Holdings, LLC’s amended and restated limited liability company agreement, dated July 15, 2020, and pursuant to which, among other things, holders of any shares of Class B common stock corresponding to common units which remain subject to vesting conditions in accordance with any applicable equity plan or individual award agreement agreed to abstain from voting any such shares of Class B common stock at any annual or special meeting of stockholders.

•	“LLC Interests” refers to the common units of GoHealth Holdings, LLC, including those that we purchased with a portion of the net proceeds from our IPO.
•	“Norvax” refers to Norvax, LLC, a Delaware limited liability company and a subsidiary of GoHealth Holdings, LLC.
•	“NVX Holdings” refers to NVX Holdings, Inc., a Delaware corporation that is controlled by the Founders.
•	“Transactions” refers to our IPO and certain organizational transactions that were effected in connection with our IPO, and the application of the net proceeds therefrom.
GoHealth, Inc. is a holding company and the sole managing member of GoHealth Holdings, LLC, and its principal asset consists of LLC Interests.

GOHEALTH, INC.’S ANNUAL REPORT ON FORM 10-K
A copy of GoHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 22, 2026 without charge upon written request addressed to:
GoHealth, Inc.
Attention: Corporate Secretary
222 West Merchandise Mart
Plaza, Suite 1750
Chicago, Illinois 60654
A reasonable fee will be charged for copies of exhibits. You may access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at www.proxyvote.com. You also may access our Annual Report on Form 10-K at investors.gohealth.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Brad Burd, Chief Legal Officer and Corporate Secretary
Chicago, Illinois
April 30, 2026

GoHealth™

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOCO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96930-P49773

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOHEALTH, INC.

The Board of Directors recommends you vote FOR each of the nominees listed below.

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Clinton P. Jones
02) Bao Truong
03) William L. Transier

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V96931-P49773

GOHEALTH, INC.
Annual Meeting of Stockholders
June 17, 2026 10:00 AM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of GoHealth, Inc. hereby appoint(s) Brad Burd and Brendan Shanahan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Series A preferred stock, Class A common stock and/or Class B common stock of GoHealth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on June 17, 2026, via a live webcast at www.virtualshareholdermeeting.com/GOCO2026, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side